                                                                    EXHIBIT 1(b)
                                                                         ANNEX I
                           FORM OF PRICING AGREEMENT


                                                                          [Date]


[Name of Underwriter]
------------------
 [Address]

Dear Sirs:

          Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [date] (the "Underwriting Agreement"), between the Company and __________ and _____________ to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in
Schedule II hereto (the "Designated Securities"). Except that references to [the] "registration statement[s]" in the Underwriting Agreement shall be deemed to be references to the Company's registration statement[s] on Form S-3 (File No.['s] 333-52045 [and 333-______]), each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement as incorporated by reference in this Pricing Agreement shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          A supplement to the Prospectus, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.
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                                                                               2

                                 Very truly yours,

                                 Wal-mart Stores, Inc.


                                 By:
                                    ----------------------------
                                    Name:
                                    Title:


Accepted as of the date hereof:

--------------------


By:
   ------------------------------
     Authorized Representative

For itself and as Representative
of the several Underwriters
named in Schedule I hereto


Date:
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                                  SCHEDULE I


                                                       Principal Amount of
                                                      Designated Securities
Underwriter                                              to be Purchased
-----------                                           ---------------------

     .................................................$

     .................................................

     .................................................---------------------


     Total............................................
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                                  SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

     __% Notes due ____ (the "____ Notes")

AGGREGATE PRINCIPAL AMOUNT:

     $________ of the ____ Notes

PRICE TO PUBLIC:

     __.___% of the principal amount of the ____ Notes, plus accrued interest, if any, from ________.

PURCHASE PRICE TO UNDERWRITERS:

     __.___% of the principal amount of the ____ Notes, plus accrued interest, if any, from ________.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Immediately-available funds by wire.

INDENTURE:

     Indenture dated as of April 1, 1991, as amended by the First Supplemental Indenture, dated as of September 9, 1992, in each case between the Company and The First National Bank of Chicago, as Trustee.

MATURITY:

     __________.

INTEREST RATE:

     _.__% from and including the original issue date.

INTEREST PAYMENT DATES:

     _____ and _____ of each year, commencing ________, 200_.
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INTEREST PAYMENT RECORD DATES:

     _____ and _____ of each year, commencing ________, 200_ for the Interest Payment Date of _____, 200_.

REDEMPTION PROVISIONS:

     [_____]

SINKING FUND PROVISIONS:

     [_____]

OPINIONS OF COUNSEL:

     The opinions of counsel for the Underwriters referred to in section 7(b) of the Underwriting Agreement will be delivered by Simpson Thacher & Bartlett.

     The opinion of counsel for the Company referred to in section 7(c) will be delivered by Allison D. Garrett, Esq., Assistant General Counsel.

     The opinions of the outside counsel for the Company referred to in section 7(d) of the Underwriting Agreement will be delivered by Hughes & Luce, L.L.P. With respect to matters of New York law, Hughes & Luce, L.L.P. will rely on the opinion of ________.

TIME OF DELIVERY:

     10:00 a.m., _______.

CLOSING LOCATION:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Lehman Brothers Inc.
     3 World Financial Center
     New York, New York 10285
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ADDRESSES FOR NOTICES.:

     Lehman Brothers Inc.
     3 World Financial Center
     New York, New York 10285
     Attention:  Syndicate Department
             Fax:  (212) 528-8822